Exhibit 8.1
[GT LETTERHEAD]
DRAFT — SUBJECT TO REVIEW AND CHANGE
[                     ], 2009
Hines Global REIT, Inc.
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056-6118
Ladies and Gentlemen:
You have requested certain opinions regarding the application of U.S. federal income tax laws to Hines Global REIT, Inc., a Maryland corporation (the “Company”) in connection with the registration and proposed sale of up to 352,631,579 shares of common stock of the Company, par value $0.001 per share (the “Shares”), pursuant to the Registration Statement on Form S-11 (File No. 333-156742) which was filed by the Company under the Securities Act of 1933 (the “Registration Statement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the prospectus included in the amendment to the Registration Statement filed on or about the date hereof.
In rendering the following opinions, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following: (1) the Registration Statement (including all Exhibits thereto and all amendments made thereto through the date hereof), (2) the Amended and Restated Articles of Incorporation of the Company (the “Articles”), together with all amendments thereto, (3) certain written representations of the Company contained in a letter to us dated on or about the date hereof, and (4) such other documents or information as we have deemed necessary to render the opinions set forth in this letter.
We have relied upon representations of duly appointed officers of the Company (including without limitation, representations contained in the Officer’s Certificate) and on statements made by the independent public accountants of the Company We assume that each such representation and statement is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. In addition, we have relied upon certain additional facts and assumptions described below.
In rendering our opinion we have assumed, with your consent, that the documents listed above, which we reviewed in proposed form, will be executed in substantially the same form as submitted to us, all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles, have been or will be performed or satisfied in accordance with their terms. We also have assumed the authority and capacity of the individual or individuals who executed such documents on behalf of any person, the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, the authenticity of the originals from which any copies were made, and the factual accuracy of all representations and other statements made by all parties. We have further assumed that commencing with the Company’s taxable year ending December 31, 2009 and thereafter, the Company has operated and will continue to operate in such a manner that has made and will make the representations contained in the Officer’s Certificate true, and that the Company and its subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company’s qualification as a real estate investment trust for any taxable year. We have further assumed that from and after the date hereof, the Company will operate in a manner which meets the applicable asset composition, source of income, stockholder diversification, distribution and other requirements of the Internal Revenue Code of 1986, as amended (the “Code”) necessary to qualify, and remain qualified, as a REIT.

In our review, we have assumed, with your consent, that the documents listed above, which we reviewed in proposed form, will be executed in substantially the same form, all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Articles have been or will be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.
Unless facts material to the opinions expressed herein are specifically stated to have been independently established or verified by us, we have relied as to such facts solely upon the representations made by the Company. To the extent that any representations of the Company or are with respect to matters set forth in the Code or the regulations promulgated thereunder (including any Temporary and Proposed Regulations, the “Treasury Regulations”), we have reviewed with the individuals making such representations the relevant provisions of the Code, the applicable Treasury Regulations and published administrative interpretations thereof.
Based upon, and subject to, the foregoing, we are of the opinion as follows:
1.	The Company will be organized in conformity with the requirements for qualification as a REIT for its taxable year ending December 31, 2009, and the Company’s proposed method of operation will enable it to meet the requirements for qualification as a REIT under the Code.

2.	The discussion of matters of law under the heading “MATERIAL TAX CONSIDERATIONS” in the Registration Statement is accurate in all material respects, and such discussion fairly summarizes the federal income tax considerations that are likely to be material to a holder of Shares of the Company.
For a discussion relating the law to the facts and legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues, which we assisted in preparing, in the sections of the Registration Statement under the heading “MATERIAL TAX CONSIDERATIONS.”
The opinions set forth in this letter are based on existing law as contained in the Code, Treasury Regulations, and interpretations of the foregoing by the Internal Revenue Service (“IRS”) and by the courts in effect (or, in case of certain Proposed Regulations, proposed) as of the date hereof, all of which are subject to change, both retroactively or prospectively, and to possibly different interpretations. Moreover, the Company’s ability to achieve and maintain qualification as a REIT depends upon its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of the Company’s stock and its actual operating results and distributions for any taxable year will satisfy the tests necessary to achieve and maintain its status as a REIT. We assume no obligation to update the opinions set forth in this letter. We believe that the conclusions expressed herein, if challenged by the IRS, would be sustained in court. Because our positions are not binding upon the IRS or the courts, however, there can be no assurance that contrary positions may not be successfully asserted by the IRS.
The foregoing opinions are limited to the specific matters covered thereby and should not be interpreted to imply the undersigned has offered its opinion on any other matter.
This opinion is being furnished to you for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.
Very truly yours,

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